UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
Landmark Land Company, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Landmark Land Company, Inc.
2817 Crain Highway
Upper Marlboro, Maryland 20774
(301) 574-3330
October 9, 2006
Dear Stockholder:
          You are cordially invited to attend the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Landmark Land Company, Inc. (the “Company”), which will be held at South Padre Island Golf Club, Homeowners Clubhouse, 1 Ocelot Trail, Laguna Vista, Texas 78578, at 9:00 a.m., local time, on Saturday, November 18, 2006.
          The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Representatives of the Company will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report on Form 10-KSB for 2005, which contains detailed information concerning the activities and operating performance of the Company.
          The business to be conducted at the Annual Meeting consists of the election of six directors, the approval of the 2006 Landmark Land Company, Inc. Incentive Stock Option Plan, the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2006 and such other matters as may properly come before the Annual Meeting. The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.
          On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,
/s/ Gerald G. Barton
Chairman and Chief Executive Officer

Landmark Land Company, Inc.
2817 Crain Highway
Upper Marlboro, Maryland 20774
(301) 574-3330
NOTICE OF
2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 18, 2006
          Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Landmark Land Company, Inc. (the “Company”) will be held at South Padre Island Golf Club, Homeowners Clubhouse, 1 Ocelot Trail, Laguna Vista, Texas 78578, on Saturday, November 18, 2006, at 9:00 a.m., local time.
          A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and acting upon:
1.	The election of six directors;

2.	The approval of the 2006 Landmark Land Company, Inc. Incentive Stock Option Plan;

3.	The ratification of Aronson & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and
such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.
          Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on October 2, 2006, are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Company’s main office located at 2817 Crain Highway, Upper Marlboro, Maryland 20774 for a period of ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.
          EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors
/s/ William W. Vaughan, III
Assistant Secretary

Upper Marlboro, Maryland
October 9, 2006
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES

Landmark Land Company, Inc.
2817 Crain Highway
Upper Marlboro, Maryland 20774
(301) 574-3330
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
November 18, 2006
          This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Landmark Land Company, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at South Padre Island Golf Club, Homeowners Clubhouse, 1 Ocelot Trail, Laguna Vista, Texas 78578, on Saturday, November 18, 2006, at 9:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed to stockholders on or about October 9, 2006.
REVOCATION OF PROXIES
          Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR ALL NOMINEES” in the Election of Directors, “FOR” Proposal 2 and “FOR” Proposal 3, as set forth in this proxy statement for consideration at the Annual Meeting.
          A proxy may be revoked at any time prior to its exercise by sending a written notice of revocation to the Assistant Secretary of the Company, delivering to the Company a duly executed proxy bearing a later date, or attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.
VOTING SECURITIES
          Holders of record of the Company’s common stock, par value $0.50 per share (the “Common Stock”) as of the close of business on October 2, 2006 (the “Record Date”) are entitled to one vote for each share held, except as described below. As of the Record Date, the Company had 7,660,055 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at this Annual Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies. There are no appraisal rights with respect to matters to be voted upon at the Annual Meeting.
VOTING PROCEDURES AND METHOD OF COUNTING VOTES
          As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the six nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for all of the nominees or any individual nominee being proposed. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, cumulative voting is permitted in the election of directors, so that each stockholder is entitled to six votes for each share registered in his or her name and may cast all such votes for one nominee or distribute the votes among as many nominees as desired. The proxies will have discretionary authority to accumulate votes for particular nominees for directors for whom they are authorized to vote.

          As to the approval of the 2006 Landmark Land Company, Inc. Incentive Stock Option Plan and the ratification of Aronson & Company as independent auditors of the Company, by checking the appropriate box, a stockholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on such item. Under the Company’s Certificate of Incorporation and Bylaws, the approval or ratification of this matter shall be determined by a majority of the votes cast at the Annual Meeting.
          Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the Annual Meeting for purposes of determining a quorum. Abstentions will not be counted as a vote in favor of a proposal and therefore will have the same effect as a vote against such proposal. Broker non-votes on a proposal, indicating a lack of voting instruction by the beneficial owner of such shares and a lack of discretionary authority on the part of the broker to vote on a particular proposal, will not be considered to be represented at the meeting for purposes of calculating the vote required for approval of such proposal.
          Proxies solicited hereby will be returned to the Company and will be tabulated by an inspector(s) of election designated by the Board of Directors.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
          The table below sets forth the beneficial ownership of the Company’s common stock, par value $0.50 per share, as of October 2, 2006 held by any persons known to the Company to be a beneficial owner of more than 5% of the Company’s common stock, and by each of the Company’s directors and executive officers individually and all of the Company’s directors and executive officers as a group. The percentages were calculated based upon the 7,660,055 shares of common stock of the Company outstanding on October 2, 2006, plus for each person or group, any securities that person or group has the right to acquire within sixty (60) days pursuant to outstanding stock options.

Name and Address (2)	Amount and
of Beneficial Owner	Nature of Beneficial Ownership (1)		Percent of Class

Gerald G. Barton	1,962,078		25.61%
Bernard G. Ille	51,000	(3)	Less than 1%
David A. Sislen	51,100	(3)	Less than 1%
Robert W. White	80,306	(3)	1.04%
William W. Vaughan, III	503,207		6.57%
Joe V. Olree	229,010		2.99%
Gary Kerney	376,615		4.92%
James C. Cole	228,810		2.99%
G. Douglas Barton	504,507		6.59%
All Directors and Executive	3,986,633		52.04%
Officers as a group (9 persons)
Martha B. Doherty	503,207		6.57%

(1)	Includes shares held directly, as well as shares held or controlled jointly with family members.

(2)	The address of each of the beneficial owners set forth above is 2817 Crain Highway, Upper Marlboro, Maryland 20774.

(3)	Mr. Ille, Mr. Sislen and Mr. White each have the right to acquire beneficial ownership of 50,000 shares pursuant to the stock option agreements between the Company and each said director dated May 1, 2006, which permit each such director to purchase shares at an exercise price of $2.00 per share until April 30, 2011, at which time the stock option agreement expires.
There are no securities authorized for issuance under any equity compensation plan, other than the stock option described in Note (3) immediately above and additional shares to be authorized for issuance under the 2006

Landmark Land Company, Inc. Incentive Stock Option Plan described in Proposal II below. There are no arrangements in place involving the Company, any of its executive management or any third parties known to the Company that would result in a change in control of the Company.
PROPOSAL I — ELECTION OF DIRECTORS
          The Company’s Board of Directors currently consists of six (6) members. On October 2, 2006, the Board of Directors of the Company appointed Jim L. Awtrey to fill a vacant position on the Board. Such appointment was made at the recommendation of Gerald G. Barton, the Company’s Chairman and Chief Executive Officer. The Company’s Bylaws provide that the directors are to be elected annually. Six directors will be elected at the Annual Meeting to serve for a one-year period and until their respective successors shall have been elected and shall qualify. The Nominating Committee of the Board of Directors recommended and the Board of Directors has nominated the current Board members, Gerald G. Barton, Jim L. Awtrey, Bernard G. Ille, David A. Sislen, Robert W. White and William W. Vaughan, III, for election as directors.
          The following table sets forth certain information, as of October 2, 2006, regarding the Board of Directors and executive officers. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting for the election of the nominees for director identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees would be unable to serve, if elected. There are no arrangements or understandings between the nominees or executive officers of the Company and any other person pursuant to which such nominees or executive officers were selected.

Name	Position(s) held with the Company	Age	Term of Office Began

Nominees for Director:

Gerald G. Barton	Chairman of the Board of Directors and Chief Executive Officer	75	1971
Bernard G. Ille	Director	79	1971
David A. Sislen	Director	51	2005
Robert W. White	Director	77	2003
William W. Vaughan, III	Director, President, General Counsel and Assistant Secretary	54	1987
Jim L. Awtrey	Director	64	2006

Executive Officers Who Are Not Directors:

Joe V. Olree	Senior Vice President and Chief Financial Officer	67	1982
James C. Cole	Senior Vice President	56	1982
Gary R. Kerney	Senior Vice President	63	1974
G. Douglas Barton	Senior Vice President	47	1984
          The business experience for the past five years of each of the Company’s directors and executive officers is as follows:
               Gerald G. Barton. Mr. Barton has been Chief Executive Officer since September 1971. He became Chairman of the Board of Directors during 1985. Mr. Barton’s son, G. Douglas Barton, is a Senior Vice President of the Company and Mr. Barton’s son-in-law, William W. Vaughan, III, is President, General Counsel and Director of the Company. Mr. Barton was and continues to be Chief Executive Officer of DPMG, Inc., a golf-oriented real estate development and management concern acquired by the Company during 2003.
               Jim L. Awtrey. Mr. Awtrey became a Director of the Company on October 2, 2006. From 1988 through 2005, Mr. Awtrey was the Chief Executive Officer of the PGA of America. Since 2005, Mr. Awtrey has

been the Managing Director of JLA & Associates and has been involved primarily in consulting on golf-related matters.
               Bernard G. Ille. Mr. Ille became a Director in 1971. Mr. Ille is a principal of BML Consulting Company, an insurance and financial consulting company and is a director of LSB Industries, Inc. and Quail Creek Bank, Oklahoma City, Oklahoma.
               David A. Sislen. Mr. Sislen was appointed to the Board of Directors in March, 2005. Mr. Sislen is President of Bristol Capital Corporation, a diversified real estate investment, management and advisory firm based in Bethesda, Maryland.
               Robert W. White. Mr. White was appointed to the Board of Directors in February, 2003. Mr. White was formerly chairman and president of Cardinal Paper Company, a wholesale paper distributor in Oklahoma City, Oklahoma and was formerly Chairman Emeritus and a Director of Lincoln National Bank, Oklahoma City, Oklahoma.
               William W. Vaughan, III. Mr. Vaughan became Vice President and General Counsel in June 1982, a Director of the Company in December 1987 and President of the Company in November, 2004. Mr. Vaughan was and continues to be vice president and general counsel of DPMG, Inc.
               Joe V. Olree. Mr. Olree is Senior Vice President and Chief Financial Officer of the Company. Mr. Olree was and continues to be Chief Financial Officer of DPMG, Inc.
               James C. Cole. Mr. Cole is a Senior Vice President and Director of Golf for the Company. Mr. Cole was and continues to be Director of Golf for DPMG, Inc.
               Gary R. Kerney. Mr. Kerney is a Senior Vice President and Director of Real Estate Development for the Company. Mr. Kerney was and continues to be Director of Real Estate Development for DPMG, Inc.
               G. Douglas Barton. Mr. Barton is a Senior Vice President and Director of International Development for the Company. Mr. Barton was and continues to be Director of International Development for DPMG, Inc.
Meetings and Committees of the Board of Directors
          The Board of Directors of the Company generally meets three to four times a year, or more often as may be necessary. The Board of Directors of the Company has an Audit Committee, a Nominating Committee and a Compensation Committee. The law firm of Modrall, Sperling, Roehl, Harris & Sisk, P.A. has been retained as counsel to the Board of Directors. The Board of Directors of the Company met five times during fiscal 2005. All then-current directors attended the 2005 annual meeting and no director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of meetings of the Committees on which he served during 2005.
          The Board of Directors has no formal policy with regard to Board Members’ attendance at Annual Meetings nor does the Board have a formal process for security holders to send communications, however, any communications to a particular director which are sent to the Company at its principal business office will be forwarded to the director(s) to whom the communication is addressed.
          Management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
          The Company’s Audit Committee, whose charter was included as an appendix to the Company’s 2004 proxy statement, is responsible for the review of the Company’s annual audit report prepared by the Company’s independent registered public accounting firm. The review includes detailed discussions with the independent auditors and recommendations to the full Board concerning any action to be taken regarding the audit. The current members of the Audit Committee consist of Bernard G. Ille, David A. Sislen and Robert W. White, each of whom is “independent” as defined in the listing standards of the National Association of Securities Dealers, as applicable on the date of this proxy statement. Bernard G. Ille is the designated audit committee financial expert. The Company’s Audit Committee met five times during fiscal 2005.
          As part of its ongoing activities, the Audit Committee has:
•	Reviewed and discussed with management, and the independent auditors, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2005.

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•	Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence from the Company.
          Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and be filed with the SEC. In addition, the Audit Committee recommended that the Board of Directors appoint Aronson & Company as the Company’s independent auditors for the year ending December 31, 2006, subject to the ratification of this appointment by the stockholders.
          This report shall not be deemed incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors Bernard G. Ille David A. Sislen Robert W. White

          The Company has a standing Nominating Committee and Compensation Committee. Bernard G. Ille, David A. Sislen and Robert W. White, each of whom is an “independent” Director as defined in the listing standards of the National Association of Securities Dealers, as applicable on the date of this proxy statement, are members of both committees. The Nominating Committee was established to recommend nominees for the position of director to the full Board of Directors. The Compensation Committee was established to recommend levels of compensation for the Company’s officers and key employees. Both the Nominating Committee and the Compensation Committee were established in November, 2004 and the Nominating Committee held one meeting during the 2005 fiscal year. The Compensation Committee did not meet in the 2005 fiscal year. Neither the Nominating Committee nor Compensation Committee has a charter. The Nominating Committee does not have a specific policy with regard to the consideration of any director candidates recommended by security holders, however, the committee will consider candidates for nomination to the Board that are submitted by security holders, provided such nominees are “qualified” (as set forth below) and such nominations are submitted at least one hundred twenty (120) days prior to the date that the Company’s proxy statement for the Company’s Annual Shareholders Meeting is released. Any nominees recommended by security holders should possess skills or qualities which will assist the Company in developing strategies for furthering the Company’s new and ongoing lines of business. The committee will evaluate all nominees equally, whether or not such nominee(s) are recommended by a security holder. All nominees for director included on the Company’s proxy card were approved for reelection by all members of the Nominating Committee.
Compensation of Directors
          Independent directors of the Company are entitled to receive a monthly retainer fee of $1,000, regardless of the number of meetings attended. No committee fees are paid. Directors who are also employees of the Company or its subsidiaries do not receive fees from the Company for serving on the Board of Directors. Also during 2006 each of the independent directors, i.e., Mr. Ille, Mr. Sislen and Mr. White, were granted an immediately exercisable stock option to purchase 50,000 common shares of the Company at a purchase price of $2.00 per share, which was the quote price on the grant date. The stock options were granted on May 1, 2006 and each option grant has a term of five years. As of October 2, 2006, there had been no exercises or purchases under such stock option grants.
Executive Compensation
     For fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003, Gerald G. Barton, Gary R. Kerney, James C. Cole, William W. Vaughan, III and Joe V. Olree received remuneration from the Company or its subsidiaries in his or her respective capacity as follows (the Company had no employees until it acquired KES, Inc. in August, 2003):
SUMMARY COMPENSATION TABLE

				Other Annual	All Other
Name and		Salary	Bonus	Compensation	Compensation
Principal Position	Year	($)	($)	($)	($)
		Annual Compensation

Gerald G. Barton	2005	313,424	0	0	5,203
Chairman of Board,	2004	313,424	0	0	5,203
President and CEO (a)	2003	104,476	0	0	1,734

Gary R. Kerney	2005	244,032	0	0	6,000
Senior Vice President	2004	244,032	0	0	6,000
	2003	82,130	0	0	1,106

James C. Cole	2005	190,100	0	0	5,703
Senior Vice President	2004	190,100	0	0	5,703
	2003	63,367	0	0	1,901

William W. Vaughan, III	2005	234,041	0	0	6,000
President and General	2004	234,041	0	0	6,000
Counsel	2003	78,704	0	0	1,309

Joe V. Olree	2005	178,350	0	0	5,351
Senior Vice President and	2004	178,350	0	0	5,351
Chief Financial Officer	2003	59,450	0	0	1,784

(a)	Amounts paid as salary to Mr. Barton include consulting fees paid to an entity wholly-owned by Mr. Barton and his wife.
Employment Contracts. There are no employment, termination of employment or change-in-control contracts between the Company and any Director or officer.
Stock Options. No stock options or stock appreciation rights were awarded to any Director or officer during the fiscal years 2005, 2004 and 2003. However, on May 1, 2006, Mr. Ille, Mr. Sislen and Mr. White each were granted immediately exercisable options to purchase 50,000 shares of stock at a per share price of $2.00 per share. Each of such options has a five-year term. Also, on June 2, 2006 Mr. Brent Goodger, a Vice President of the company, was granted an option to purchase 50,000 shares of stock at a per share price of $1.74, as more fully discussed in Proposal II below.
Transactions with Certain Related Persons
          Transactions with Management and Control Persons
          During the fiscal years ending December 31, 2005 and 2004, there were no transactions with Directors, executive officers or persons who are known to be the beneficial owners of more than 5% of the Company’s common stock, or their immediate families, in which the Company was, or is to be, a party, except as follows:

1.	As of December 31, 2005, a subsidiary of the Company, DPMG,. Inc., had an obligation to pay an affiliate of Mr. Barton the sum of $741,275, the principal portion of which currently accrues interest at the rate of 15%. The Company acquired DPMG, Inc. as a part of the acquisition of KES, Inc. in 2003. This acquisition is discussed in the Company’s Annual Report on Form 10KSB for the year ended December 31, 2003, filed on or about March 29, 2004.

2.	On October 1, 2004, the Company acquired South Padre Island Development, L.P. As a part of such acquisition, South Padre assumed from its previous owner a payable to an affiliate of the Company’s Chairman and CEO having a principal and accrued interest balance of $704,000, which payable bears interest at 12% per annum and is payable on demand. This acquisition is discussed in the Company’s Annual Report on Form 10KSB for the year ended December 31, 2004 filed on or about March 30, 2005. As of December 31, 2005, the outstanding principal and interest balance of such payable was $787,802.

3.	On September 26, 2005, the Board of Directors of the Company approved an agreement whereby the Company and its subsidiaries agreed to provide real estate planning, design and development services to Newco XXV, Inc., an affiliate of Mr. Gerald Barton, at fair-market hourly rates that the Company would charge to unaffiliated third parties. The aggregate fees paid to the Company under this agreement totaled $13,345 as of August 24, 2006.
Section 16(a) Beneficial Ownership Reporting Compliance
          The Common Stock of the Company is registered with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The officers and directors of the Company and beneficial owners of greater than 10% of the Company’s Common Stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company’s Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company’s review of ownership reports, no officer or director failed to file ownership reports on a timely basis for the fiscal year ended December 31, 2005, except that (i) Gerald D. Barton, an executive officer, failed to file on a timely basis a report required by Section 16(a) of the Exchange Act to report a purchase of 300 shares of the company’s common stock on or about June 1, 2005 at a price of $.40 per share, and (ii) Brent A. Goodger, a company officer, failed to file on a timely basis a report required by Section 16(a) of the Exchange Act to report his election as an officer of the company on November 18, 2005. The required reports were filed during the second week of March, 2006. .
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE
NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT
PROPOSAL II — APPROVAL OF THE 2006 LANDMARK LAND COMPANY, INC.
INCENTIVE STOCK OPTION PLAN (THE “2006 PLAN”)
          We are asking our stockholders to approve the 2006 Plan and if approved, the 2006 Plan will become our only current plan to provide stock option-based awards to employees. Your Board of Directors unanimously recommends that you vote “FOR” the approval of the 2006 Plan.
Purpose
          The 2006 Plan is intended to foster and promote our long-term financial success and to increase stockholder value by:
•	providing participants with an opportunity to acquire an ownership interest in the company and to share in the economic risks and rewards of our stockholders;

•	allowing us to use equity compensation to attract and retain the services of outstanding individuals upon whose judgment and special efforts our success is largely dependent; and

•	enhancing stockholders’ interests through various limitations on awards, such as:
o	requiring that options have an exercise price equal to or greater than the fair market value of our common shares on the date the options are granted; and

o	limiting the total number of common shares that may be issued to each participant.
Summary of the 2006 Plan
          The principal features of the 2006 Plan are summarized below. The complete text of the 2006 Plan is included as Appendix A to this proxy statement, and we encourage you to read it carefully.
Administration of the 2006 Plan
          The Board of Directors will administer all aspects of the 2006 Plan. As used herein, the term Board of Directors also includes an Executive Committee of the Board which may hereafter be appointed and given the authority to administer the 2006 Plan. The Board of Directors will, among other things:
•	construe and interpret the 2006 Plan;

•	adopt, amend and rescind rules and regulations affecting administration of the 2006 Plan;

•	decide which employees of the Company or its related entities will be granted awards; and

•	identify the terms and conditions of the awards that may be issued to each participant.
Eligibility for Awards
          The 2006 Plan allows the Board of Directors to make awards to any of our full-time employees. Currently, there are approximately 90 employees who would be eligible to receive these awards. The selection of participants and the nature and size of awards are within the discretion of the Board of Directors.
Awards Under the 2006 Plan
General
          When an award is granted under the 2006 Plan, the Board of Directors will establish the terms and conditions of that award within the parameters set forth in the 2006 Plan. These terms and conditions will be contained in an award agreement and may, for example, require that the participant continue to provide services to the company or a related entity for a certain period of time. If the terms and conditions of an award are not met, the award will lapse.
          By accepting an award, a participant agrees to be bound by the terms of the 2006 Plan and the associated award agreement. If there is a conflict between the terms of the 2006 Plan and the terms of an award agreement, the terms of the 2006 Plan will control.
          A stock option award under the 2006 Plan gives a participant the right to purchase a specified number of common shares and may be an incentive stock option or, in some cases, a nonqualified stock option. The price at which a common share may be purchased upon exercise of an option, called the “exercise price”, will be determined by the Board of Directors, but may not be less than the fair market value of a common share on the date the option is granted. Generally, “fair market value” is the closing price of our common shares on the immediately preceding business date. For example, on June 2, 2006, the “fair market value” of a common share, as determined by the closing price on June 1, 2006, was $1.74. The exercise price of an incentive stock option granted to an employee who owns shares possessing more than 10% of the voting power of the company (a “10% holder”) may not be less than 110% of the fair market value of a common share on the date the option is granted.

An option’s exercise price may be paid in any way determined by the Board of Directors and specified in the award agreement, including payment in cash (or a cash equivalent), tendering common shares the participant already owns or a combination thereof.
          In no event may an option be exercised more than 10 years after the grant date (five years in the case of an incentive stock option issued to a 10% holder). Incentive stock options that become exercisable for the first time in any year cannot relate to common shares having a fair market value (determined on the date of grant) of more than $100,000 per participant.
          Unless otherwise specified in the award agreement, a participant will not have any dividend or voting rights with respect to the common shares underlying an unexercised option.
Authorized Shares
          The 2006 Plan authorizes the issuance of 766,000 of the Company’s common shares which have an aggregate market value of $957,500 as of August 24, 2006 based on a per share value of $1.25.
Adjustments to Authorized Shares and Outstanding Awards
          If there is a corporate transaction that affects the Company’s outstanding common shares (such as a stock dividend, stock split or recapitalization), the Board of Directors will make any adjustments it believes are necessary or appropriate to the number of common shares authorized to be issued under the 2006 Plan and to the individual limitations described in the preceding section. The Board of Directors also will make adjustments to outstanding awards that it believes are necessary or appropriate to preserve the value of the awards, such as adjusting the exercise price of, and the number of common shares subject to, the awards. Any adjustments the Board of Directors makes will be final and binding on all participants.
Effect of Termination on Awards
          Generally, all outstanding unvested awards held by a participant whose services terminate for any reason other than his or her death will lapse, unless the Board of Directors determines upon such cessation, in its sole discretion, that the award may be exercised in whole or in part. However, all vested awards then held by a participant whose employment is terminated may be exercised within 30 days after the termination date (one year in the event of termination due to death).
Effect of a Change in Control or Business Combination
          If the Company undergoes a change in control, the Board of Directors may modify any outstanding awards so as to accelerate a participant(s) right to exercise such outstanding award.
Adoption, Amendment and Termination of Plan and Award Agreements
Adoption and Amendment of the 2006 Plan
          The 2006 Plan was approved by the Board of Directors effective April 29, 2006, subject to approval by our stockholders, and will remain in effect until April 29, 2016.
          The board may terminate, suspend or amend the 2006 Plan at any time without stockholder approval.
Amendment and Termination of Award Agreements
          No award agreement may be amended without the mutual, written consent of both the Company and the affected participant, except as otherwise specifically provided in the 2006 Plan or the award agreement.

U.S. Federal Income Tax Consequences
Incentive Stock Options
          Incentive stock options are intended to qualify for special treatment available under Section 422 of the Tax Code. A participant who is granted an incentive stock option will not recognize ordinary income at the time of grant, and the Company will not be entitled to a deduction at that time. A participant will not recognize ordinary income upon the exercise of an incentive stock option provided that the participant was, without a break in service, an employee of the company or a subsidiary during the period beginning on the grant date of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to permanent and total disability).
          If the participant does not sell or otherwise dispose of the common shares acquired upon the exercise of an incentive stock option within two years from the grant date of the incentive stock option or within one year after he or she receives the common shares, then, upon disposition of such common shares, any amount recognized in excess of the exercise price will be taxed to the participant as a capital gain, and the Company will not be entitled to a corresponding deduction. The participant will generally recognize a capital loss to the extent that the amount recognized is less than the exercise price.
          If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the common shares in an amount equal to the lesser of (i) the excess of the fair market value of the common shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount recognized upon disposition of the common shares over the exercise price, and the Company will be entitled to a corresponding deduction. Any amount recognized in excess of the value of the common shares on the date of exercise will be capital gain. If the amount recognized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount recognized upon the disposition of the common shares.
          The rules that generally apply to incentive stock options do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from incentive stock options.
Nonqualified Stock Options
          A participant will not recognize ordinary income when a nonqualified stock option is granted, and we will not receive a deduction at that time. When a nonqualified stock option is exercised, a participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the common shares that the participant purchased over the exercise price he or she paid, and we will be entitled to a corresponding deduction.
Benefits Proposed to be Awarded Under the 2006 Plan
          On June 2, 2006, the Board of Directors granted stock option awards to 19 employees for an aggregate of 186,000 shares of the Company’s common stock at a purchase price of $1.74 per share, which was the fair market value of our shares as of such date. Each of the options generally provided that (a) they would not be exercisable on or before 5 years from the date of the grant (unless otherwise determined by the Board of Directors), (b) would lapse upon the employee’s termination of employment before the expiration of 5 years from the date of grant, and (c) would terminate 10 years from the date of grant. Each of the options granted were intended to be incentive stock options under the provisions of Section 422 of the Internal Revenue Code. All of the options were granted to employees who were not officers or directors of the Company with the exception of a stock option grant for 50,000 shares which was given to Brent Goodger, a Vice President of the Company. The Company intends to file a registration statement for the shares covered by the 2006 Plan subsequent to the approval of the 2006 Plan by the shareholders.

Equity Compensation Plan Information
			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to	Weighted-average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (excluding
	of Outstanding Options,	Outstanding Options,	securities reflected in
	Warrants and Rights	Warrants and Rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—

Equity compensation plans not approved by security holders

(a) Stock option grants to outside directors/advisors	200,000	$2.00 per share	0

(b) Stock option grants under the 2006 Landmark Land Company, Inc. Incentive Stock Option Plan (subject to the approval of Company shareholders)	186,000	$1.74 per share	580,000

Totals	386,000	$1.87 per share	580,000

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
APPROVAL OF THE 2006 PLAN
PROPOSAL III — RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Company’s independent registered public accounting firm for the years ended December 31, 2005 and 2004, was Aronson & Company. The Board of Directors of the Company has approved the engagement of Aronson & Company to be the Company’s auditors for the year ending December 31, 2006, subject to the ratification of the engagement by the Company’s stockholders at the Annual Meeting.
Audit Fees
          Set forth below is certain information concerning aggregate fees billed for professional services rendered by Aronson & Company during fiscal 2005 and 2004:

	2005	2004

Audit fees (1)	$59,797	$34,766
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	2,502	73,162

Total	$62,299	$107,928

(1)	Represents fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements and advice on accounting matters that arose during the audit.

(2)	Represents fees for assurance and related services that are reasonably related to the audit of the Company’s financial statements that are not reported as audit fees.

(3)	Represents fees for services and advice provided in connection with tax advice, tax compliance and tax planning.

(4)	All other fees represent fees for services provided by the independent accountant other than disclosed above. The 2004 fees covered the preacquisition audit of South Padre Island Development, L.P.
          The Audit Committee approves in advance audit and non-audit services to be provided by the independent accountant. In other cases, in accordance with Rule 2-01(c)(7) of Securities and Exchange Commission Regulation S-X, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee for matters which arise or otherwise require approval between regularly scheduled meetings of the Audit Committee, provided that the Chairman reports such approvals to the Audit Committee at the next regularly scheduled meeting of the Audit Committee. The Audit Committee was formed on May 1, 2003 and after such formation 100% of the services provided by the independent accountant were pre-approved by the Audit Committee.
          The Audit Committee has considered whether the provision of a pre-acquisition audit of a current Company subsidiary is compatible with maintaining Aronson & Company’s independence. The Audit Committee concluded that performing such services does not affect Aronson & Company’s independence in performing its function as auditor of the Company.
          A representative of Aronson & Company is expected to attend the Annual Meeting and be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ARONSON & COMPANY AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS
          In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 2817 Crain Highway, Upper Marlboro, Maryland 20774, no later than July 30, 2007. Any proposal after such date shall be deemed not submitted in a timely manner. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.
OTHER MATTERS
          The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS
          The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has not retained a proxy solicitation firm to assist the Company in the solicitation of proxies for the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/William W. Vaughan, III
Assistant Secretary

Upper Marlboro, Maryland
October 9, 2006

LANDMARK LAND COMPANY, INC.
2817 Crain Highway
Upper Marlboro, MD 20774
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned hereby appoints Joe V. Olree and Bill D. Thompson as proxies, each with full substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Landmark Land Company, Inc. held of record by the undersigned on October 2, 2006, at the Annual Meeting of Stockholders to be held at South Padre Island Golf Club, Homeowners Clubhouse, 1 Ocelot Trail, Laguna Vista, Texas 78578, on November 18, 2006, or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
LANDMARK LAND COMPANY, INC.
November 18, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible
¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2 AND PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

1. Election of Directors:
NOMINEES:
						For	Against	Abstain
☐	FOR ALL NOMINEES	¡	Gerald G. Barton	___	2. The approval of the 2006 Landmark Land Company, Inc. Incentive Stock Option Plan.	☐	☐	☐
		¡	Bernard G. Ille	___
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	David A.. Sislen	___
		¡	Robert W. White	___
		¡	William W. Vaughan, III	___
☐	FOR ALL EXCEPT (See instructions below)	¡	Jim L. Awtrey	___
						For	Against	Abstain
INSTRUCTION:
To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, (as shown here: ( ● ). To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote, do not mark the circle.

					3. The ratification of the appointment of Aronson & Company as the independent registered accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date	Signature of Shareholder	Date

Note:	Please sign exactly as your name or names appear on the Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.